SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 29, 2004

                                 NUI Corporation
             (Exact name of registrant as specified in its charter)

                                   New Jersey
                 (State or Other Jurisdiction of Incorporation)

                                    001-16385
                            (Commission File Number)

                                   22-3708029
                     (I.R.S. Employer Identification Number)

                          550 Route 202-206, PO Box 760
                          Bedminster, New Jersey 07921
              (Address and zip code of principal executive offices)

                                 (908) 781-0500
              (Registrant's telephone number, including area code)

                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01--Entry into a Material Definitive Agreement.

     On September 29, 2004, NUI Corporation (the "Company" or "NUI") announced that the Company and its wholly-owned subsidiary, NUI Utilities Corporation ("NUI Utilities"), have obtained credit facilities aggregating $95 million. The new credit facilities are comprised of (1) a $75 million senior secured credit facility, dated as of August 20, 2004, among NUI Utilities and Credit Suisse First Boston, acting through its Cayman Islands Branch ("CSFB"), as administrative agent, collateral agent, lead arranger and bookrunner, and the other financial institutions from time to time party thereto (the "New NUI Utilities Facility"), which is secured by NUI Utilities' receivables and related proceeds pursuant to the Security Agreement, dated as of August 20, 2004, between NUI Utilities and CSFB, as collateral agent, and (2) a $20 million senior unsecured credit facility (the "New NUI Facility" and, together with the New NUI Utilities Facility, the "Bridge Facilities") consisting of an increase to the Company's existing senior unsecured credit facility pursuant to the NUI Amendment (described below). Although the Bridge Facilities are dated as of August 20, 2004, the closing of such facilities occurred on September 29, 2004. The current lender under the Bridge Facilities is, and future lenders under the Bridge Facilities may be, party to agreements with the Company and NUI Utilities in addition to the New NUI Utilities Facility and the Company's existing senior unsecured credit facility. In addition, CSFB is acting as NUI's financial advisor in connection with the sale of the Company. The Bridge Facilities will be used by NUI and NUI Utilities, as applicable, to pay interest on NUI's existing credit facility, to meet NUI Utilities' gas purchase prepayment requirements, and to provide additional liquidity for working capital and for general corporate purposes to facilitate a smooth closing and transition of operations to AGL Resources Inc. ("AGL") upon consummation of the pending merger transaction.

     The New NUI Utilities Facility bears an interest rate per annum at the option of NUI Utilities of either the eurodollar rate (as in effect from time to time for the relevant interest period) plus 4.75 percent or a base rate option plus 3.75 percent and matures on May 15, 2005, and the New NUI Facility bears an interest rate per annum at the option of NUI of either the eurodollar rate plus
6.00 percent or a base rate option plus 5.00 percent and matures on November 21, 2005. For both of the Bridge Facilities, the eurodollar rate is subject to a
2.00 percent floor and the base rate is subject to a floor of 3.00 percent. The New NUI Utilities Facility contains customary affirmative covenants regarding, among other things, NUI Utilities' use of proceeds, delivery of financial and other information, maintenance of records, compliance with law, maintenance of property and insurance. The New NUI Utilities Facility also contains customary negative covenants limiting the ability of NUI Utilities to, among other things, change its business, create subsidiaries, acquire or dispose of assets, pay dividends, incur liens or indebtedness, make loans or investments, engage in affiliate transactions, and make capital expenditures, and which require NUI Utilities to maintain a maximum leverage ratio and minimum interest coverage ratio. Most of these restrictions are subject to limited exceptions. The New NUI Utilities Facility includes events of default (and related remedies, including acceleration) usual for facilities of this type, i.e. payment default, covenant default (including breaches of the covenants described above), material inaccuracy of representations and warranties, bankruptcy and involuntary proceedings, materially adverse regulatory decision, failure of security, change of control, default under other agreements, ERISA default and judgment default. Many of the defaults are subject to limited materiality thresholds and grace periods.

     In addition to the New NUI Utilities Facility, on September 29, 2004, the Company announced that (1) the Company had entered into Agreement and Amendment No. 3 to Credit Agreement (the "NUI Amendment"), dated as of August 20, 2004, among the Company, CSFB, as administrative agent, the Company's subsidiary guarantors party thereto, and the financial institutions party thereto, to the Company's existing senior unsecured credit facility and (2) NUI Utilities had entered into Agreement and Amendment No. 3 to Credit Agreement (the "NUI Utilities Amendment" and, together with the NUI Amendment, the "Amendments"), dated as of August 20, 2004, between the Company and CSFB, as administrative agent, to NUI Utilities' existing senior unsecured credit facility. The Amendments extend the facilities' maturities until November 21, 2005 and revise certain covenants and financial definitions, among other things. The NUI Amendment also provides for the New NUI Facility and, as described in Item 3.03 below, prohibits the payment of cash dividends on the Company's equity interests so long as the Company's existing unsecured credit facilities are outstanding. Although the Amendments are dated as of August 20, 2004, the closing of such Amendments occurred on September 29, 2004.

Item 1.02--Termination of a Material Definitive Agreement

     On September 29, 2003, NUI Utilities defeased its $50 million medium term notes due February 2005 by depositing in trust with Wachovia Bank, N.A., the indenture trustee, an amount sufficient to pay when due all principal and interest on the medium term notes. The indenture trustee then cancelled the indenture at NUI Utilities' request.

Item 2.04--Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

     In addition to entering into the New NUI Facility, as described in Item
1.01 above, on September 29, 2004, NUI Utilities borrowed the full $50 million in delayed draw term loans available under its existing senior unsecured credit facility to defease its $50 million medium term notes, as described in Item 1.02 above. In addition, NUI Utilities borrowed the full $75 million in term loans available under the New NUI Utilities Facility, which it intends to use to meet its gas purchase prepayment requirements and to provide additional liquidity for working capital and for general corporate purposes to facilitate a smooth closing and transition of operations to AGL upon consummation of the pending merger transaction.

     In addition to entering into the NUI Amendment, as described in Item 1.01 above, the Company also borrowed the full $20 million in term loans available under the New NUI Facility, which it intends to use to provide additional liquidity for working capital and for general corporate purposes.

Item 3.03--Material Modification to Rights of Security Holders.

     As discussed in Item 1.02 above, NUI Utilities defeased its $50 million medium term notes and, at NUI Utilities' request, the indenture trustee cancelled the indenture governing the medium term notes.

     In addition, the Bridge Facilities contain limitations on dividends on the common stock issued by NUI Utilities and the common stock issued by NUI, as applicable. NUI had previously announced that under the previous amendments to the existing senior unsecured credit facilities NUI was prohibited from paying cash dividends during any fiscal quarter in which NUI's consolidated total debt represented more than 60 percent of its total capitalization. As a result of the NUI Amendment, NUI now is prohibited from paying cash dividends on the Company's equity interests so long as the Company's existing unsecured credit facilities are outstanding.

Item 7.01--Regulation FD Disclosure

     A copy of the press release announcing the above transactions is attached as Exhibit 99.1 to this Current Report.

     The exhibit is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise stated in such filing.

Item 9.01--Financial Statements and Exhibits

10.1      NUI Utilities Credit Facility dated as of August 20, 2004
10.2      Amendment No. 3 to NUI Credit Agreement dated as of August 20, 2004
10.3      Amendment No. 3 to NUI Utilities Credit Agreement dated as of August
          20, 2004
10.4      Security Agreement dated as of August 20, 2004
99.1      Press Release dated September 29, 2004
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             NUI CORPORATION

                             By: /s/ Steven D. Overly
                                ------------------------------------------------
                                Name:   Steven D. Overly
                                Title:  Vice President, Chief Financial Officer,
                                        General Counsel, Treasurer and Secretary

Dated:  September 29, 2004

                                  EXHIBIT INDEX

Exhibit No.    Description

10.1           NUI Utilities Credit Facility dated as of August 20, 2004
10.2           Amendment No. 3 to NUI Credit Agreement dated as of August 20,
               2004
10.3           Amendment No. 3 to NUI Utilities Credit Agreement dated as of
               August 20, 2004
10.4           Security Agreement dated as of August 20, 2004
99.1           Press Release dated September 29, 2004